INFORMATION DENOTED BY [*] HEREIN HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                    Exhibit 10.1



  SERVICE AND MARKET ACCESS AGREEMENT BETWEEN UNITED TECHNOLOGIES CORPORATION
                             AND FREEMARKETS, INC.


         This Service and Market Access Agreement ("Agreement") is made this 19th day of October, 2000, effective as of January 1, 2001 ("Effective Date"), by and between United Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware with an office and place of business at Hartford, Connecticut (hereinafter referred to as "United") and FreeMarkets Inc., a corporation organized and existing under the laws of the State of Delaware with an office and place of business at FreeMarkets Center, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222 (hereinafter referred to as "FreeMarkets" or "Seller"), and shall govern the relationship of the parties for services to be provided by FreeMarkets beginning as of January 1, 2001. For purposes of this Agreement, the rights granted to United under this Agreement shall also be deemed granted to any United "Affiliate," which shall mean any entity in which United owns more than 50% of the outstanding voting ownership interests (except as otherwise agreed to by the parties in writing), and shall also mean International Aero Engines, Inc.


         United wishes to be provided with, and FreeMarkets wishes to provide, use of the FreeMarkets business-to-business eMarketplace and eSourcing capabilities which shall include access to the following services and technologies: (i) access to FreeMarkets' proprietary BidWare(R), BidServer(R), FreeMarkets(R) Desktop(TM) software, QuickSource(TM) software, and computer and networking hardware (the "System"), (ii) technical hosting of the foregoing Web-deployed software applications, (iii) market operations support to United's buyers as well as current and potential United suppliers, (iv) access to FreeMarkets' Web-deployed supplier information, (v) Market Making Services, and
(vi) eSourcing program management. The parties intend that FreeMarkets will provide the services and technologies described herein to assist United to achieve savings and supplier consolidation for purchased components and materials used in United's products as well as other purchased goods and services. This Agreement is intended to address the specific understanding of the parties related to such projects and the provision of access to the System, including without limitation, provisions regarding confidentiality.

         In consideration of the premises and of the mutual promises of each party to the other herein contained, it is hereby mutually agreed as follows:

ARTICLE I - STATEMENT OF BUSINESS SERVICES, SYSTEM ACCESS, SCOPE OF WORK AND RESOURCE COMMITMENTS

a) TERM OF SERVICES. FreeMarkets agrees that during the period commencing on the 1st day of January, 2001 and ending on December 31, 2003 (the "Term"), FreeMarkets will make available to United, to the extent, and in the manner hereinafter provided, its business services with respect to industrial market making and purchasing and access to the System.

b) FREEMARKETS ESOURCING SOLUTIONS. FreeMarkets will conduct a series of online and offline project(s) (also known as sourcing project(s)), or provide technology and information for United to conduct such project(s), for the purposes of assisting United to achieve savings and supplier consolidation for purchased components and materials used in United's products as well as other purchased goods and services, as identified by United from time to time. Each sourcing project shall be conducted utilizing, FreeMarkets "DirectSource(TM) eSourcing Solution", "FullSource(TM) eSourcing Solution" or "QuickSource(TM) eSourcing Solution" as each is generally described in Exhibit A, and as more fully described in Exhibits B, C and D respectively, each attached hereto.

     The DirectSource(TM) eSourcing Solution is designed to give United's buyers access to FreeMarkets' System (exclusive of

     QuickSource(TM) software) in situations requiring less Market Making Service and less complex bid situations. The DirectSource(TM) eSourcing Solution may apply where:

         (i)      The buyer has experience with online markets;

         (ii)     The desired suppliers to compete in the market is known;

         (iii) An Opportunity Assessment (as set forth in Exhibit C) is not required; or

         (iv) The RFQ already exists or can be created by United without assistance from FreeMarkets.

     The FullSource(TM) eSourcing Solution gives buyers access to FreeMarkets' entire suite of eSourcing solutions described in this Agreement, exclusive of QuickSource(TM) software. The FullSource(TM) eSourcing Solution may be used over the DirectSource(TM) eSourcing Solution in more complex market making situations where:

         (i) United desires that FreeMarkets provide assistance in writing the Request For Quotation ("RFQ");

         (ii) United desires that FreeMarkets researches and recruits new suppliers;

         (iii)    The buyer is less experienced in online market making; or

         (iv) Several United buying locations participate in the sourcing project requiring significant communication and process management.

     In addition to receiving the DirectSource(TM) eSourcing Solution and the FullSource(TM) eSourcing Solution, United may elect to procure products without the assistance of FreeMarkets pursuant to the QuickSource(TM) eSourcing Solution as set forth on Exhibit A and more fully set forth on Exhibit D. Throughout the Term, in consideration of the fees set forth in
     Article II a) (ii), FreeMarkets will provide United and its Affiliates with a license to access FreeMarkets(R) QuickSource(TM) software pursuant to the terms of this Agreement and the Amended and Restated Software License Agreement effective as of January 1, 2001 between United and FreeMarkets attached hereto as Exhibit H ("Software License Agreement"), solely for the purpose of allowing United buyers to conduct self-service online bidding events as set forth in Exhibit A and as more fully set forth in Exhibit E.

     The parties acknowledge and agree that before any services are provided by FreeMarkets for a particular sourcing project, United shall inform FreeMarkets whether United desires FreeMarkets to provide its FullSource(TM) eSourcing Solution or the DirectSource(TM) eSourcing Solution for such sourcing project. The parties further agree that any sourcing project(s) begun prior to January 1, 2001 which have not been completed by January 31, 2001 shall be deemed to be FullSource Project(s) (as defined below), unless otherwise agreed to by the parties.

 c) FREEMARKETS SOURCING PROJECTS. For purposes of this Agreement, a "FreeMarkets Sourcing Project" shall include any United sourcing project commenced during the Term where FreeMarkets provides one or more of the services or technologies described in the FullSource eSourcing Solution or the DirectSource eSourcing Solution or QuickSource eSourcing Solution.

     A Sourcing Project where FreeMarkets provides its DirectSource(TM) eSourcing Solution shall be referred to herein as a "DirectSource Project." A Sourcing Project where FreeMarkets provides its FullSource(TM) eSourcing Solution shall be referred to as a "FullSource Project." A Sourcing Project where FreeMarkets provides its QuickSource(TM) eSourcing Solution shall be referred to as a "QuickSource Project." Within [*] of receipt of the schedule identifying the type of Sourcing Project begun during a prior month


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

     as set forth in Section 6.4 of Exhibits A, B and C, United will notify FreeMarkets of any objection to such schedule and the parties will work to mutually resolve any such objections. No project will be designated as a FreeMarkets Sourcing Project and a FullSource Project, DirectSource Project or QuickSource Project, unless the parties mutually agree to such designation, provided that if United fails to object to a designation within thirty (30) days of receipt of the schedule containing such designation, United will be deemed to have accepted such designation. In addition, if a Sourcing Project is initially designated as a DirectSource Project but FreeMarkets is asked by United to perform services or provide technology within the FullSource(TM) eSourcing Solution which are not offered as part of the DirectSource(TM) eSourcing Solution under this Agreement, such DirectSource Project shall automatically be deemed to be a FullSource Project. FreeMarkets shall provide written notice to United of any such upgrade in service level prior to FreeMarkets commencement of upgraded work on such project. Similarly, upgrade in project designation will also apply to QuickSource Projects where United requests that FreeMarkets provide service or technology offerings from the DirectSource(TM) and/or FullSource(TM) eSourcing Solutions. In the event that United downgrades the sourcing level of a Sourcing Project (e.g. from FullSource to DirectSource or QuickSource, or Direct Source to QuickSource), the Sourcing Project will be deemed to be provided at the higher sourcing level for purposes of calculating the fees due thereon, provided that FreeMarkets has provided any services or technology provided in the higher service level that are not a part of the lower service level.

 d) FTES. The FullSource(TM) eSourcing Solution and DirectSource(TM) eSourcing Solution services shall be provided as reasonably requested by United. FreeMarkets shall provide the dedicated full time equivalent resources ("FTEs") set forth in Exhibit E, attached hereto to provide such services.

 e) COOPERATION REQUIRED BY UNITED. The results of the FreeMarkets Sourcing Projects and Overall Project Management Services (as described in Exhibits A, B and C) for United will be highly dependent upon the support FreeMarkets receives from United staff. FreeMarkets and United staff will cooperate in the performance under this Agreement to deliver savings to United.

 f) ADDITIONAL SERVICES. If requested by United, FreeMarkets shall provide to United the following additional services (not related to specific FreeMarkets Sourcing Projects conducted by FreeMarkets under this Agreement) at a cost to be mutually agreed to by FreeMarkets and United:
     (1) supply chain and/or logistics consulting services; (2) broad based sourcing opportunity and spend assessment services; (3) advanced sourcing analysis regarding shared cost models and/or make versus buy decisions; (4) sourcing process design and re-engineering; (5) general e-commerce strategy consulting; (6) outsourcing analysis, strategy and execution; (7) commodity strategies and market studies and (8) sourcing organization structure and change management services. The parties will execute a statement of work regarding any additional services to be provided under this Agreement.

 g) BIDWARE(R)/BIDSERVER(R) SOFTWARE. Subject to the terms of Article III e), throughout the Term, in consideration of the fees set forth in Article II
     a) (i), FreeMarkets will provide United and its Affiliates with any necessary license to use its proprietary BidWare(R)/BidServer(R) software pursuant to the terms of this Agreement and the Software License Agreement and will provide suppliers with any necessary license to use its proprietary BidWare(R)/BidServer(R) software pursuant to the terms of the standard FreeMarkets' supplier license agreement. These licenses are for any usage necessary to conduct FullSource(TM) and DirectSource(TM) CBEs(R) under this Agreement, but do not extend beyond these projects or the Term.


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



 h) FREEMARKETS(R)DESKTOP(TM)SOFTWARE. Throughout the Term, in consideration of the fees set forth in Article II a) i), FreeMarkets will provide United and its Affiliates with a license to access FreeMarkets(R)Desktop(TM)software pursuant to the terms of this Agreement and the Software License Agreement, solely for the following purposes: writing, approving and publishing online RFQs (requests for quotation), reviewing supplier and business capability profiles, inviting qualified bidders to participate in a CBE(R), tracking supplier progress and lot interest, viewing real-time bidding and printing post-bid reports, matching bidding opportunities to supplier profiles and managing multiple projects. This access is only for usage necessary to conduct FullSource(TM)and DirectSource(TM)CBEs(R)under this Agreement, but does not extend beyond the Sourcing Projects conducted under this Agreement or the Term.

 i) QUICKSOURCE(TM) SOFTWARE. Access to QuickSource Projects and the QuickSource(TM) software will be provided to United on a [*] day initial trial basis when QuickSource is made available by FreeMarkets ("Trial Period"). If during such Trial Period United determines that it does not desire to use QuickSource, it shall so notify FreeMarkets in writing prior to the expiration of the Trial Period and shall not be charged for QuickSource. Upon such notification, United's right to conduct QuickSource Projects and access the QuickSource(TM) software shall terminate. In the event that United does not provide such notice to FreeMarkets prior to the expiration of the Trial Period, United shall pay to FreeMarkets the fees set forth in Article II a) (ii), provided that the fees for QuickSource for the first Contract Year shall be pro-rated for that portion of the Contract Year from the beginning of the Trial Period to the end of the Contract Year. Thereafter, United's right to conduct QuickSource Projects and access the QuickSource software shall automatically renew at the conclusion of the then present Contract Year unless United provides notice of its intention not to renew its rights to QuickSource by providing notice thereof at least [*] days prior to the end of the then current Contract Year or fails to pay the yearly fee for QuickSource(TM) as set forth in this Agreement. United and its Affiliates access to the QuickSource(TM) software shall be pursuant to the terms of this Agreement and the Software License Agreement and shall be solely for the purposes of conducting self-service reverse and upward auctions, including access to generic RFQ Builder(TM). The access to the QuickSource(TM) software is only for usage necessary to conduct QuickSource(TM) auctions under this Agreement.

 j) SERVICE STANDARDS. FreeMarkets represents and warrants that during the Term, the System will perform in a manner necessary to carry out its obligations under this Agreement. FreeMarkets' sole obligation under this performance warranty for the System shall be to remedy any nonconformance of the System. EXCEPT AS EXPRESSLY SET FORTH HEREIN OR THE SOFTWARE LICENSE AGREEMENT, FREEMARKETS MAKES NO OTHER WARRANTIES REGARDING THE SYSTEM, ANY COMPETITIVE BIDDING EVENT, ANY SUPPLIER, OR UNITED'S PARTICIPATION IN ANY COMPETITIVE BIDDING EVENT, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

 k) SUPPLIER SELECTION. In no event shall United be obligated hereunder to accept the lowest bid in a CBE(R)or any other project hereunder.

 l) By [*], FreeMarkets and United will establish mutually agreed to performance metrics to be used by each party to evaluate FreeMarkets' and United's performance under this Agreement. The metrics will be applied to each DirectSource and FullSource Sourcing Project and each party's general performance in accordance with the metrics will be reviewed [*]. Issues discovered by use of the metrics may be raised with the


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

     management of each party to identify actions to improve the performance of the parties under this Agreement.

ARTICLE II - COMPENSATION


 a)  FEES.

     (i) In consideration of the business services, supplier market information and System access (exclusive of access to the QuickSource(TM) software), technical hosting, market operations, access to supplier information, Market Making Services, and eSourcing program management provided by FreeMarkets hereunder, United agrees to pay FreeMarkets the fees set forth in Section 1 (a) of Exhibit E attached hereto.

     (ii) In consideration of the access to FreeMarkets(R) QuickSource(TM) eSourcing Solution, United agrees to pay FreeMarkets the fees for QuickSource(TM) eSourcing Solution set forth in Section 1(b) of Exhibit E attached hereto.

 b) EXPENSE REIMBURSEMENT. In addition to the fees set forth in Exhibit E attached hereto and the fees for additional services described in Article I
     f), United shall reimburse FreeMarkets for the cost of all reasonable and necessary traveling expenses, clerical expenses, telecommunications expenses, mailing, courier, blueprinting, printing, copying or stenographic services, in connection with the performance of the services hereunder including without limitation, the services provided under Article I f). The monthly expenses set forth on Exhibit E will be payable as set forth in
     Article II c).

 c) PAYMENT. Amounts that are due under Article II a) and b) and Article I f) will be invoiced to United by FreeMarkets at the end of each calendar month (except for the fees for QuickSource under Article II a) ii) which shall be invoiced at the end of the first month of each Contract Year (as defined in Exhibit E), but at the end of the Trial Period for the first Contract
     Year); provided that the estimated amounts due under Article II b) will be invoiced to United for each month during the Term and within [*] days after each calendar quarter, FreeMarkets will provide a schedule that reconciles actual expenses under Article II b) for such calendar quarter with the estimated payments and will provide United with an invoice for any amount by which actual expenses exceeded estimated expenses. If actual expenses were less than estimated expenses, FreeMarkets will either credit United with the difference or, if no further invoices are to be sent to United hereunder, will pay such difference to United. United acknowledges that it shall be responsible for all amounts invoiced and due under this Agreement. FreeMarkets will submit invoices for the services and related expenses as described herein directly to Vice President Worldwide Sourcing or another designated member of the Vice President of Supply Management's staff. Upon presentation of such invoices in form and detail satisfactory to United, United will [*]. Each invoice shall fairly and accurately describe in sufficient detail the actual services performed, the period of performance and the fees and expenses that are payable to FreeMarkets under the provisions of this Agreement.

ARTICLE III - TERMS AND CONDITIONS OF SOURCING PROJECTS

United acknowledges and agrees as follows:

 a) CBE(R) RULES. With respect to any CBE(R) conducted hereunder, to abide by the attached Rules and Procedures Governing Competitive Bidding Events (Exhibit G), which contain marketplace ground rules for United, suppliers, and FreeMarkets. These Rules and Procedures are designed to ensure ethical participation. In the event that FreeMarkets and/or United postpones, cancels or otherwise modifies any CBE(R) in accordance with Exhibit G, to the extent possible, each party agrees to provide advance notice to the other party of such modification.

 b) NDA. United and FreeMarkets have entered into the attached Non-Disclosure Agreement ("NDA") as of October 1, 1997 (Exhibit H), under which each party mutually agrees to keep confidential information which either party shall designate to the other as confidential, including but not limited to engineering data and prints. The parties hereby agree that the terms of such Non-Disclosure Agreement apply to this Agreement and that the terms and conditions of this Agreement shall be designated confidential information under such Non-Disclosure Agreement.

 c) RFQ COPIES. United retains all copyright ownership rights in any RFQ completed for United hereunder provided that United acknowledges that FreeMarkets has the right to include in RFQs all information it receives from United for purposes of inclusion in the RFQs and to copy RFQs for distribution to suppliers selected by United for procurement by United only. United will provide FreeMarkets for inclusion in such RFQs any non-disclosure agreement forms required by United or its Affiliates to be executed by such suppliers.

 d) USE OF DATA. FreeMarkets shall have the right to use all data generated in connection with FreeMarkets Sourcing Projects, including data that United provides to FreeMarkets, to do the following: (i) perform such general analyses to track the performance of the BidWare(R)/BidServer(R), FreeMarkets(R) Desktop(TM) and QuickSource(TM) software; (ii) determine general price trends in various supply industries; and (iii) create predictive analyses useful for estimating the price of a Component before such Component has been the subject of a FreeMarkets Sourcing Project. For purposes of this subsection, "Component" shall mean a distinct part or material described by a United technical drawing or part number; provided, however, that such drawings or part numbers shall be considered the Confidential Information of United as described in the NDA but may be distributed by FreeMarkets as part of an RFQ as set forth in the preceding paragraph. FreeMarkets will use such data and perform such analyses and publish the same in such a way as to be reasonably untraceable to United. FreeMarkets shall have the right to publish general results of FreeMarkets Sourcing Projects to suppliers through FreeMarkets provided United is anonymous and reasonably untraceable. These results may include: specific results for supplier participants in each FreeMarkets Sourcing Project; and general results for all supplier members of the service.

 e) SOFTWARE OWNERSHIP AND LICENSE. United acknowledges that FreeMarkets retains full ownership rights to the BidWare(R)/BidServer(R) software, FreeMarkets(R) Desktop(TM) software, and the QuickSource(TM) software, and that United is not acquiring any ownership interest in such technology. The terms under which FreeMarkets will supply the BidWare(R)/BidServer(R), FreeMarkets(R) Desktop(TM) software, the QuickSource(TM) software and STARS technology (collectively "Software") under this Agreement are further described in the Software License Agreement (Exhibit I). Unless otherwise agreed in writing by the parties, United also acknowledges that FreeMarkets will retain full ownership rights to any software, including STARS, developed by FreeMarkets during the Term.

 f) NEW TECHNOLOGY. In the event that FreeMarkets develops any new software or other technology related to sourcing during the term of this Agreement, except for software or other technology, if any, specifically developed by FreeMarkets for United, FreeMarkets will offer such software and other technology to United no later than the time it offers such software and other technology to its other customers. In addition, [*].

ARTICLE IV - INDEMNITIES

 a) FREEMARKETS. FreeMarkets agrees to protect, defend, indemnify, and hold harmless United from and against all claims, demands, causes of action of every type and character, arising out of or related to negligent or willful acts or omissions of


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


     FreeMarkets or its subcontractors, officers, directors, assigns or employees in connection with the performance of the work under this Agreement.

 b) UNITED. United agrees to protect, defend, indemnify and hold harmless FreeMarkets from and against all claims, demands, causes of action of every type and character arising out of or related to any negligent or willful act or omission of United or its subcontractors, officers, directors, assigns, or employees in connection with the performance of its obligations under this Agreement.

 c) [*]. In the event that a claim is made hereunder, at law or otherwise, alleging damage as a result of any error, omission or other act arising out of or relating to this Agreement, [*].

ARTICLE V - INTELLECTUAL PROPERTY INDEMNIFICATION

 a) GENERAL. FreeMarkets shall protect, defend, indemnify and hold harmless United from any suit or proceeding brought against United based on a claim that (1) the Software furnished by FreeMarkets hereunder, (2) the use of the Software by United consistent with FreeMarkets' specifications and instructions, or (3) the copying by United of any Software or documentation as permitted herein constitutes an infringement of any United States or foreign patent, United States or foreign copyright or other intellectual property rights asserted under the laws of the United States or other countries.

 b)  LIMITATIONS. FreeMarkets shall have no liability for any claim based upon:
     (i) the combination, operation or use of the Software with equipment, devices or software not supplied or specified by FreeMarkets; (ii) the alteration or modification of the Software which alteration or modification was not made by FreeMarkets, or (iii) the failure by United to use the most current version of the Software (other than STARS).

ARTICLE VI - NOTICES

     Whenever any notice is required or authorized to be given hereunder, such notice shall be given in writing and sent by certified mail, return receipt requested, or overnight delivery by a national reputable service. Any such notice, if sent by United to the Seller, shall be addressed as follows:

         Glen T. Meakem
         Chairman and CEO
         FreeMarkets, Inc.
         FreeMarkets Center
         210 Sixth Avenue
         Pittsburgh, PA 15222

and if sent by FreeMarkets to United, shall be addressed as follows:

         United Technologies Corporation
         One Financial Plaza
         Hartford, CT 06101
         Attention: Vice President Worldwide Sourcing

ARTICLE VII - ADDITIONAL PROVISIONS

 a) UNITED GENERAL TERMS. This Agreement is subject to and governed by the following additional provisions: (1) "United Technologies Corporation Service Agreement Provisions, dated February 1998" (attached hereto as Exhibit J) except provisions 3, 4, 9(a), 13 and 14 which shall not apply;
     (ii) United's "Code of Ethics"; and (iii) United's Policy Statement on Business Ethics and Contracting With the United States Government, as they may be amended from time to time.

 b) REGULATORY COMPLIANCE. FreeMarkets represents and warrants to United that FreeMarkets shall comply strictly with all of the covenants, agreements, and undertakings made by FreeMarkets in, or furnished under or as part of this Agreement, including without limitation, compliance with all applicable laws or regulations, whether or not specifically referenced in this Agreement.

 c) INSURANCE COVERAGE. The coverage amounts set forth in Provision 18 (2)-(6) of United's Service Agreement Provisions set forth in Exhibit J attached hereto shall [*], and in addition to such coverages, FreeMarkets shall obtain Employer's Liability Insurance for [*]. Notwithstanding anything to the contrary in Provision 18, such insurance shall contain a provision prohibiting cancellation or reduction in coverage [*]. FreeMarkets represents that, as of the date of execution of this Agreement, it has obtained all such insurance coverage.

 d) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY DIRECT DAMAGES, ARISING FROM THIS AGREEMENT OR THE SOFTWARE LICENSING AGREEMENT, UNDER ANY THEORY OF LIABILITY IN EXCESS OF [*]. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES OR LOST PROFITS OF ANY NATURE WHATSOEVER UNDER ANY THEORY OF LIABILITY, ARISING FROM THIS AGREEMENT OR THE SOFTWARE LICENSING AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

 e) TERMINATION. This Agreement will remain in full force and effect during the Term, and may be terminated prior to the end of the Term only as follows:

       (i) By either party if the other party has materially breached this Agreement and has failed to correct such breach within [*] days after receiving written notice from the other party specifying the nature of such breach;

       (ii) By either party if the other party (1) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within thirty (30) days after filing, (ii) suspends the operation of its present business or liquidates its business assets, or (iii) generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts.

       (iii) By United, provided it gives FreeMarkets 30 days prior written notice of termination, and pays to FreeMarkets the following:

             (A) all fees and reimbursements that have accrued under Article I
             f), II a) and II b) through the date of termination; and

             (B) a fee (the "Termination Fee") equal to [*]. The parties agree that the Termination Fee will compensate FreeMarkets for the resources it is committing to United hereunder, and is not in the nature of liquidated damages or a penalty.

       (iv) In the event that this Agreement expires under Article I (a) in accordance with the terms thereof or is terminated by United under
             Article VII (e) (i) or (ii), United shall not be obligated to pay FreeMarkets the Termination Fee; provided that such expiration or termination shall not affect United's obligations to pay compensation that has accrued under the terms of this Agreement prior to the date of expiration or termination.

       (v) In the event that this Agreement is terminated for any reason, FreeMarkets will provide United with a schedule of all FreeMarkets Sourcing Projects commenced prior to the date of termination and the parties will reasonably cooperate to transition the FreeMarkets Sourcing Projects to United provided that termination of this Agreement shall not relieve either party of any obligation incurred prior to the termination.

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

ARTICLE VIII - MISCELLANEOUS

a) MODIFICATION. This Agreement can only be modified by a written agreement duly signed by the persons authorized to sign agreements on behalf of the parties and any other variance from the terms and conditions of this Agreement will be of no effect.

b) SEVERABILITY OF PROVISIONS. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or be impaired thereby.

c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (other than the laws on the conflict of laws). Unless the parties otherwise agree, any action or proceedings by United against FreeMarkets shall be brought in the federal or state courts located in Pittsburgh, Pennsylvania, and any action brought by FreeMarkets against United shall be brought in federal or state courts in Hartford, Connecticut.

d) ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules hereto, the Non-Disclosure Agreement and the Software License Agreement referenced herein and attached hereto, are the complete and exclusive statement of the agreement between the parties as to the subject matter herein, and they supersede all prior and contemporaneous proposals or agreements, oral or written, and all other communications between the parties related to the subject matter of this Agreement, provided, however, that the provisions of the certain Service and System Access Agreement between the parties effective as of January 1, 1999 shall remain in effect until and through December 31, 2000 and shall apply to all Sourcing Projects completed as of such date.

e) WAIVERS. A waiver of a breach or default under this Agreement shall not be a waiver of any other or subsequent breach or default. The failure or delay by either party in enforcing compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition unless such term or condition is expressly waived in writing.

f) AGREEMENT BINDING. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

g) ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

h) AUTHORITY. Each party represents that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of it has been properly authorized and empowered to enter into this Agreement.

i) COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one agreement between the parties.

j) MINORITY-AND WOMEN-OWNED BUSINESS ENTERPRISES CLAUSE. During each year of the term of this Agreement, FreeMarkets shall purchase goods or services in the amount of 10% of the annual payments made by United under this Agreement from Minority and/or Women-Owned Business Enterprises. To assist in satisfying this requirement, FreeMarkets shall endeavor to purchase goods or services from such enterprises where such goods or services are utilized to supply United with the goods or services specified under this Agreement. FreeMarkets shall submit an implementation plan to UTC no later than sixty (60) days after entering into this Agreement. The plan shall be in accordance with UTC's Implementation Plan for Minority and Women-Owned Business Enterprises, attached hereto as Exhibit K.

     "Minority Owned Business Enterprise", or "MBE", is a business that is owned and controlled by racial and/or ethnic minorities including, but not limited to, African Americans, Hispanic Americans, Native Americans, Asian Pacific Americans, Asian Indian Americans, or any other group classified as a minority group by the United States Small Business Administration. A "Women Owned Business Enterprise" or "WBE" is a business that is owned and controlled by a woman or women.

k) SUPPLIER DATA BASE. In the event that FreeMarkets (i) becomes the subject of a voluntary or involuntary petition in bankruptcy, if that petition is not dismissed within thirty (30) days after filing (each of the above a "Bankruptcy Event"), and (ii) fails in a material respect to provide its services hereunder, United shall continue to have the right to access FreeMarkets database through the earlier of December 31, 2003 or the termination of this Agreement (other than by a rejection of FreeMarkets as the debtor in possession or the Bankruptcy trustee). Such access to FreeMarkets database shall be subject to the terms and conditions generally applicable to such access hereunder. FreeMarkets acknowledges that if FreeMarkets as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects this Agreement, United may elect to retain its rights under this Section k) as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of United to FreeMarkets or the Bankruptcy Trustee, FreeMarkets or such Bankruptcy Trustee shall not interfere with the rights of United as provided in this Section l).

l) SOURCE CODE ESCROW. Upon the execution of this Agreement by the parties, FreeMarkets and United shall execute the Software Escrow Agreement set forth on Exhibit L, attached hereto, which provides for the placement of the Software (as defined in Article III e)) and its source code in escrow according to the terms and conditions set forth therein.

    IN WITNESS WHEREOF, the parties hereto have executed or caused these presents to be executed in duplicate (each of which shall be deemed to be an original) effective as of the date first written above.

--------------------------------------------------------------------------------

UNITED TECHNOLOGIES                            FREEMARKETS, INC.
  CORPORATION


By: /s/ KENT L. BRITTAN                        By: /s/ GLEN T. MEAKEM
    ----------------------                         ----------------------
Name:   Kent L. Brittan                        Name:   Glen T. Meakem
Title:  Vice President -                       Title:  Chairman and CEO
        Supply Management


                                                         Federal ID # 04326548

                                    Exhibit E

                          UNITED'S SCHEDULE OF PAYMENTS
                         TO FREEMARKETS DURING THE TERM


1.   FEES.

     (a)  FEES (EXCLUSIVE OF FEES FOR QUICKSOURCE(TM)eSOURCING SOLUTIONS):

          (i) FIXED MONTHLY ACCESS FEE. Pursuant to Article II a) i) of the Agreement, in consideration of the business services (including the FreeMarkets FTEs provided in the Agreement), supplier market information and System access (exclusive of access to the QuickSource(TM) eSourcing solution) provided by FreeMarkets under the Agreement, , United shall pay FreeMarkets each calendar month of each Contract Year a "Fixed Monthly Access Fee" as set forth in Table 1 below. Fixed Monthly Access Fees for a month shall be paid according to Article II c).

          (ii) VOLUME BASED MONTHLY FEE. Pursuant to Article II a) i) of the Agreement, in consideration of additional business services, supplier market information and System access (exclusive of access to the QuickSource(TM) eSourcing Solution) provided by FreeMarkets to support higher volumes run through FreeMarkets(R) DirectSource(TM) and FullSource(TM) eSourcing Solutions than are paid for by the Fixed Monthly Access Fee, during each Contract Year, United shall pay FreeMarkets, with respect to each month during such Contract Year, a "Volume Based Monthly Fee" that is based upon the type of Sourcing Project and the amount by which the sum of the Cumulative FullSource Adjusted Fee and the Cumulative DirectSource Adjusted Fee for such Contract Year has exceeded the Yearly Committed Access Fee for such Contract Year by the end of the applicable month. The Volume Based Monthly Fees are in addition to the Fixed Monthly Access Fees set forth above. The Volume Based Monthly fee with respect to each month during a Contract Year shall equal (i) the amount by which the sum of the Cumulative FullSource Adjusted Fee and the Cumulative DirectSource Adjusted Fee, for the portion of the Contract Year ending on the last day of the applicable month, exceeds the Yearly Committed Fee for such Contract Year, minus (ii) the sum of the Volume Based Monthly Fees paid or payable by with respect to each month of the applicable Contract Year which ended prior to the applicable month. Volume Based Monthly Fees for a month shall be paid according to Article II c). Volume of Sourcing Projects begun prior to January 1, 2001 which are completed prior to January 31, 2001 shall not be included in the calculation of the Volume Based Monthly Fee.

     Volume run as a QuickSource Project will not be included for purposes of the preceding paragraph, provided however, that if a FullSource Project or DirectSource Project is converted into a QuickSource Project, in whole or in part, then the QuickSource Project will be deemed to be a completed CBE(R) of the type of project from which it was converted and shall be included in the calculation of fees set forth in the proceeding paragraph.

                                             TABLE 1

-------------------------------------------------------------------------------------------------------------------------------
                                     2001 CONTRACT YEAR              2002 CONTRACT YEAR              2003 CONTRACT YEAR
-------------------------------------------------------------------------------------------------------------------------------
FIXED MONTHLY ACCESS FEE                    [*]                             [*]                              [*]
-------------------------------------------------------------------------------------------------------------------------------
FULLSOURCE VOLUME RATE                      [*]                             [*]                              [*]
-------------------------------------------------------------------------------------------------------------------------------
DIRECTSOURCE VOLUME RATE                    [*]                             [*]                              [*]
-------------------------------------------------------------------------------------------------------------------------------
YEARLY COMMITTED ACCESS FEE                 [*]                             [*]                              [*]
-------------------------------------------------------------------------------------------------------------------------------
MONTHLY ESTIMATED EXPENSES                  [*]                             [*]                              [*]
-------------------------------------------------------------------------------------------------------------------------------

     (b)  FEES FOR QUICKSOURCE(TM) eSOURCING SOLUTION:

               Pursuant to Article II a) ii) and Article I i) of the Agreement, United shall pay FreeMarkets [*] per Contract Year for the QuickSource(TM) eSourcing Solution which shall include a license to access the QuickSource(TM) software, hosting of the QuickSource(TM) software, and access to the Technical Help Line services provided as part of the QuickSource(TM) eSourcing Solution as set forth in Exhibits A and D.

2.   EXPENSES.

     MONTHLY ESTIMATED EXPENSES. The Monthly Estimated Expenses set forth in Table 1 represent a monthly estimated expense amount. Exact expense amounts will depend upon actual expenses incurred by FreeMarkets when performing services under this Agreement as reconciled quarterly in accordance with
     Article II c) of the Agreement.

3.   DEFINITIONS.

     (a) "BID VOLUME" means (i) for each completed CBE(R), the product of the Historic Price for each good or service included in a completed CBE(R) multiplied by the volume of such good or service included in the completed CBE(R) and (ii) for all goods or services that are the subject of an Off-Line Sourcing Project, the product of the Historic Price for each good or service that is the subject of an Off-Line Sourcing Project multiplied by the volume of such good or service so awarded by United.

     (b) "CONTRACT YEAR" means each twelve (12) month period commencing on January 1, 2001 or any anniversary thereof during the Term.

     (c) "CUMULATIVE DIRECTSOURCE ADJUSTED FEE" means the DirectSource Volume Rate set forth in Table 1 above for the applicable Contract Year multiplied by the sum of (a) the Bid Volume for all CBEs(R) completed utilizing FreeMarkets DirectSource(TM) eSourcing Solution during the Contract Year, plus (b) the Bid Volume for all Off-Line Sourcing Projects utilizing FreeMarkets DirectSource(TM) eSourcing Solution conducted during the Contract Year. The Cumulative DirectSource Adjusted Fee shall be reset to zero at the commencement of each Contract Year.

     (d) "CUMULATIVE FULLSOURCE ADJUSTED FEE" means the FullSource Volume Rate set forth in Table 1 above for the applicable Contract Year multiplied by the sum of (a) the Bid Volume for all CBEs(R) completed utilizing FreeMarkets FullSource(TM) eSourcing Solution during a Contract Year, plus (b) the Bid Volume for all Off-Line Sourcing Projects utilizing FreeMarkets FullSource(TM) eSourcing Solution conducted during the Contract Year. The Cumulative FullSource Adjusted Fee shall be reset to zero at the commencement of each Contract Year.

     (e) "HISTORIC PRICE" means the price of a good or service that is: [*]. If the Historic Price is difficult to determine and/or the parties are unable to agree on a Historic Price, the Historic Price shall be, in the case of a CBE [*] and, in the case of an Off-Line Sourcing Project, [*].

     (f) "OFF-LINE SOURCING PROJECT" means a Sourcing Project where the good or service comprising a FullSource or DirectSource Sourcing Project is procured by United without the use of a CBE(R). In the event that a CBE(R) is completed for only a portion of the goods or services in a Sourcing Project, that portion so completed will be deemed to be part of a completed CBE(R) and the remainder of the goods and services will be deemed to be included in an Off-Line Sourcing Project.

                                        Exhibit F

                                      DEDICATED FTES

-------------------------------------------------------------------------------------------------------------------------------
                                   2001 CONTRACT YEAR DEDICATED         2002 CONTRACT YEAR              2003 CONTRACT YEAR
                                              FTES*                      DEDICATED FTES*                  DEDICATED FTES*
-------------------------------------------------------------------------------------------------------------------------------
PROGRAM MANAGEMENT**,***                       [*]                             [*]                              [*]
-------------------------------------------------------------------------------------------------------------------------------
MARKET MAKING COMMODITY TEAMS***               [*]                             [*]                              [*]
-------------------------------------------------------------------------------------------------------------------------------
MARKET OPERATIONS                              [*]                             [*]                              [*]
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                          [*]                             [*]                              [*]
-------------------------------------------------------------------------------------------------------------------------------

 1.  Full Time Equivalent Resources dedicated to United by FreeMarkets.

 ** Program Management FTEs are named individuals who are approved by the VP of Global Supply Management at United, which approval will not be unreasonably withheld. FreeMarkets will not remove a named individual without providing at least [*] business days prior notice, which notice will contain the name of the individual's replacement. United will be deemed to accept such replacement individual if United does not object to the replacement within such [*] business day period.
*** The FreeMarkets Market Making Commodity Team and Program Management personnel will perform their work at [*].